GOLENBOCK, EISEMAN, ASSOR & BELL
                               437 Madison Avenue
                          New York, New York 10022-7302

                                 October 4, 1999

TTR Technologies, Inc.
1841 Broadway
New York, New York 10023

           TTR Technologies, Inc.--Registration Statement on Form SB-2

Dear Sirs:

            We have acted as counsel to TTR Technologies, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of an aggregate of 12,055,513 shares of the Company's Common Stock, par value $.001 (the "Common Stock"), for offer and sale by certain stockholders of the Company (the "Selling Stockholders"). The registered shares consist of: (i) 8,372,092 shares (the "Debenture Shares"), representing 200% of (a) up to 2,325,581 shares issuable upon conversion of $2 million in aggregate principal amount of the Company's 10% Convertible Debentures due April 30, 2001 (the "Debentures"), at an assumed conversion price of $0.86, plus (b) up to 465,116 shares issuable upon conversion of the Debentures with respect to interest accrued thereon through the maturity date thereof, plus (c) up to 1,395,349 shares issuable upon exercise of warrants (the "Warrants") issuable upon conversion of the Debentures, (ii) 1,458,440 shares (the "Other Selling Stockholder Shares") held by certain Selling Stockholders who do not hold Debentures, and (iii) 2,224,981 shares (the "Other Warrant Shares") issuable upon the exercise of certain warrants and options other than the Warrants (collectively the "Other Warrants").

            This opinion is being furnished to you in accordance with the requirements of Item 601(b)(5) of Regulation S-B under the Securities Act, in connection with the filing of the Registration Statement on Form SB-2 (File No. 333-85085) as filed

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TTR Technologies, Inc.
Page 2


with the Securities and Exchange Commission (the "Commission") on August 12, 1999 under the Securities Act, and Amendment No. 1 thereto as filed with the Commission on September 24, 1999 (such Registration Statement, as so amended, being referred to herein as the "Registration Statement"), and for no other purpose.

            In rendering the opinions set forth herein, we have examined originals, telecopies or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

            In our examinations, we have assumed the genuineness of all signatures, the legal capacity of all natural persons signing or delivering any instrument, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies or by electronic means and the authenticity of the originals of such latter documents. We have also assumed in our examination of documents executed by the Company that all parties thereto, other than the Company, have duly authorized, executed and delivered each such document so that each such document constitutes the legally valid and binding obligation of each such party, enforceable against it in accordance with its terms. As to any fact material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others, but we have not independently verified such factual matters.

            In addition, we have assumed that there will be no changes in applicable law between the date of this opinion and the date of issuance and delivery of the Debenture Shares and Other Warrant Shares.

            We are attorneys admitted to practice in the State of New York and we express no opinion with regard to any matter which may be governed by any law other than the federal law of the United States of America, the laws of the State of New York

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TTR Technologies, Inc.
Page 3


and, to the extent necessary to render this opinion, the General Corporation Law of the State of Delaware.

            Based on the foregoing, and having regard for such legal considerations as we deem relevant, we are of the opinion that:

            1. The Debenture Shares and Other Warrant Shares, upon the valid conversion of the Debentures or exercise of the Warrants and Other Warrants, and issuance thereof in accordance with the terms of the Debentures, Warrants or the Other Warrants, as the case may be, shall be duly authorized, validly issued, fully paid and non-assessable.

            2. The Other Selling Stockholder Shares are duly authorized, validly issued, fully paid and non-assessable.

            We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the reference to this our firm under the heading "Legal Matters" in the Registration Statement and the Prospectus which forms a part thereof. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

                                           Very truly yours,

                                           /s/ GOLENBOCK, EISEMAN, ASSOR & BELL